UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 23, 2007

                             DELEK US HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                  001-32868               52-2319066
(State or other jurisdiction    (Commission File          (IRS Employer
     of incorporation)               Number)            Identification No.)

                  7102 Commerce Way
                Brentwood, Tennessee                                 37027
      (Address of principal executive offices)                    (Zip Code)

       Registrant's telephone number, including area code: (615) 771-6701

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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Item 1.01   Entry into a Material Definitive Agreement.

On July 27, 2007, Delek Marketing & Supply, LP ("Delek Marketing"), a wholly-owned subsidiary of Delek US Holdings, Inc. ("Delek"), executed an amendment to the credit agreement dated July 31, 2006 (the "Credit Agreement"), by and among Delek Marketing as borrower and Fifth Third Bank, an Ohio banking corporation, as lender, administrative agent, and L/C issuer. The amendment extends the term of the Credit Agreement from July 31, 2007 through January 31, 2008. Delek Marketing's obligations under the Credit Agreement are guaranteed by Delek and the partners of Delek Marketing which are also subsidiaries of Delek. The term of those guaranties was also extended from July 31, 2007 through January 31, 2008.


Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2007, Delek and its wholly-owned subsidiary, MAPCO Express, Inc. ("MAPCO"), executed an amendment to the employment agreement with the President and Chief Executive Officer of Delek and MAPCO, Ezra Uzi Yemin. The amendment was effective immediately and increases the education expense allowance payable to Mr. Yemin from $2,000 per month to $3,000 per month. The amendment also identifies a new residence to be purchased by Delek/MAPCO at a cost of approximately $2.0 million and to be provided to Mr. Yemin by the Company rent-free. In addition, the amendment provides Mr. Yemin with the option to purchase the residence from Delek or MAPCO (as the case may be) following the termination of his employment for any reason other than for cause. Under the terms of the option, Mr. Yemin may purchase the residence at a price equal to the cost paid by Delek/MAPCO to purchase the residence, plus the cost of repairs and upgrades to the residence approved by Delek/MAPCO at closing, plus three percent of the foregoing sum for every anniversary of Delek/MAPCO's purchase of the residence that occurs prior to Mr. Yemin's exercise of the option.

On July 23, 2007, Delek's Board of Directors approved a cash bonus in the amount of $400,000 to be paid to Mr. Yemin in recognition of his contribution to Delek's strategic growth and direction, organizational development and financial performance, and his development and implementation of policies and procedures to effect a culture of ethics and compliance within the organization.


Item 9.01.  Financial Statements and Exhibits.

(a)         Financial statements of businesses acquired.

            Not applicable.

(b)         Pro forma financial information.

            Not applicable.

(c)         Shell company transactions.

            Not applicable.

(d)         Exhibits

            Not applicable.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 27, 2007                       DELEK US HOLDINGS, INC.



                                            By:     /s/ Edward Morgan
                                                    ----------------------------
                                            Name:   Edward Morgan
                                            Title:  Vice President and Chief
                                                    Financial Officer